EXHIBIT 4.1

                                Interactive Data
                                 14 West Street
                               New York, NY 10005

December 7, 1998

Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181

  Re:  Van Kampen Focus Portfolios, Series 120
       Peroni Top Ten Growth Trust, 1999 Series
       (A Unit Investment Trust) Registered Under the Securities
       Act of 1933, File No. 333-60701

Gentlemen:

         We have examined the Registration Statement for the above captioned
Fund.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Registration Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                        Very truly yours,

                                        James Perry
                                        Vice President